UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the SEC Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to 14a-12

FIRST WAVE BIOPHARMA, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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IMPORTANT UPDATE ON RECENT SHAREHOLDER VOTE

December 20, 2021

Dear Fellow Stockholder:

Please be advised that the 2021 Annual Meeting of Stockholders (the “Annual Meeting”) of First Wave BioPharma, Inc. (“First Wave BioPharma”) has been adjourned to January 7, 2022, at 9 a.m., Eastern Time, virtually at the following url: www.virtualshareholdermeeting.com/FWBI2021.  First Wave BioPharma adjourned the Annual Meeting to allow additional time for stockholders to vote on all proposals.

Your vote is very important to us, regardless of the number of shares you own.

During the period of the adjournment, First Wave BioPharma will continue to solicit proxies from its stockholders, and we strongly encourage all stockholders who have not yet VOTED to do so. This will help save us further solicitation costs on all proposals.

Your Board of Directors is recommending that stockholders vote FOR all directors and proposals on the agenda.

Stockholders who have questions or need assistance voting may call our proxy solicitor Alliance Advisors at 1-833-782-7196, Mon- Fri from 9am-10pm ET.   Alternatively, you can email Alliance Advisors at: fwbi@allianceadvisors.com

Please vote your proxy today by using the one of the methods indicated on your enclosed proxy voting form.

Sincerely,

James Sapirstein

President, Chief Executive Officer and Chairman of the Board of Directors